UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

B. RILEY FINANCIAL, INC.

(Name of Registrant As Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

B. RILEY FINANCIAL, INC.

April 19, 2022

Dear Fellow Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of B. Riley Financial, Inc., which will be held at The Beverly Hilton Hotel, located at 9876 Wilshire Boulevard, Beverly Hills, CA 90210 on May 24, 2022 at 8:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of B. Riley Financial, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,
Bryant R. Riley
Chairman and Co-Chief Executive Officer

B. RILEY FINANCIAL, INC.
11100 SANTA MONICA BOULEVARD, SUITE 800
LOS ANGELES, CA
(310) 966-1444

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 24, 2022

To the Stockholders of B. Riley Financial, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of B. Riley Financial, Inc. (the “Company”) will be held on May 24, 2022, at 8:00 a.m. local time at The Beverly Hilton Hotel, located at 9876 Wilshire Boulevard, Beverly Hills, CA 90210, for the following purposes:

1.      To elect ten (10) directors to hold office for a one-year term to expire at the Company’s 2023 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

2.      To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.      To approve, on an advisory basis, the compensation of our named executive officers.

4.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on March 28, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,
Bryant R. Riley
Chairman and Co-Chief Executive Officer

Los Angeles, California
April 19, 2022

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

B. RILEY FINANCIAL, INC.
11100 SANTA MONICA BOULEVARD, SUITE 800
LOS ANGELES, CA
(310) 966-1444

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 24, 2022

i

B. RILEY FINANCIAL, INC.
11100 SANTA MONICA BOULEVARD, SUITE 800
LOS ANGELES, CA
(310) 966-1444

PROXY STATEMENT
For Annual Meeting of Stockholders to be held on May 24, 2022

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. to be held on May 24, 2022, at 8:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Beverly Hilton Hotel, located at 9876 Wilshire Boulevard, Beverly Hills, CA 90210. You may obtain directions to The Beverly Hilton Hotel by calling B. Riley Financial, Inc. directly at (310) 966-1444. We expect to mail this proxy statement to our stockholders on or about April 19, 2022.

All references to “us”, “we”, “our”, “B. Riley” and the “Company” refer to B. Riley Financial, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees, FOR proposal 2 and FOR proposal 3. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement, or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, March 28, 2022, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on March 28, 2022, the Company had 27,774,628 shares of common stock outstanding and entitled to vote held by 119 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1)    by revoking it in person at the Annual Meeting;

(2)    by writing, delivered to our Corporate Secretary at 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025 before the proxy is used; or

(3)    by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2022.

Copies of this proxy statement and our 2021 Annual Report to stockholders are also available online at: http://www.viewproxy.com/brileyfin/2022.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The B. Riley board of directors has nominated each of Robert L. Antin, Tammy Brandt, Robert D’Agostino, Thomas J. Kelleher, Renée E. LaBran, Randall E. Paulson, Bryant R. Riley, Michael J. Sheldon, Mimi K. Walters and Mikel H. Williams to be elected as a director at the B. Riley annual meeting. If elected, the nominees will serve as directors until B. Riley’s annual meeting of stockholders in 2023, or until their respective successors are duly elected and qualified or their earlier death, resignation, or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although B. Riley knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the B. Riley board of directors may designate. Upon expiration of the term of any director, the successor to such director (or such director, if such director is re-elected) will be elected for a one-year term at the next annual meeting of stockholders.

There are no familial relationships between any of B. Riley’s directors or B. Riley’s executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of B. Riley.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of March 31, 2022:

Name	Age	Committees
Bryant R. Riley	55	None.
Thomas J. Kelleher	54	None.
Robert L. Antin	72	Compensation Committee, Corporate Governance Committee
Tammy Brandt	47	None.
Robert D’Agostino	55	Compensation Committee*
Renée E. LaBran	62	Audit Committee, Corporate Governance Committee
Randall E, Paulson	60	Audit Committee
Michael J. Sheldon	62	Compensation Committee
Mimi K. Walters	59	Corporate Governance Committee*
Mikel H. Williams	65	Audit Committee*

____________

*        Chairman of the respective committee.

Our Nominees for Director

Bryant R. Riley has served as our Chairman and Co-Chief Executive Officer since June 2014 and July 2018 respectively, and as a director since August 2009. He also previously served as our Chief Executive Officer from June 2014 to July 2018. In addition, Mr. Riley served as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 until its combination with FBR Capital Markets & Co., LLC in 2017 and as Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006. He also served as Chairman of BRPM I from April 2019 to February 2020, at which time it completed its business combination with Alta Equipment Group, Inc. (NYSE: ALTG) and as Chairman of BRPM II from May 2020 to November 2020 at which time it had completed it business combination with Eos Energy Enterprises (Nasdaq: EOSE). He currently serves as Chairman of B. Riley Principa1 150 and 250 Merger Corps. since February 2021 and May 2021, respectively. Mr. Riley has served as director of Select Interior Concepts, Inc. (NASDAQ: SIC) from November 2019 to October 2021. He also previously served on the board of Babcock & Wilcox Enterprises, Inc. (NYSE: BW) from April 2019 to September 2020, Sonim Technologies, Inc. (NASDAQ: SONM) from October 2017 to March 2019 and Franchise Group, Inc. (NASDAQ: FRG) (fka Liberty Tax, Inc.) from September 2018 through March 2020. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for the Board.

Thomas J. Kelleher has served as our Co-Chief Executive Officer since July 2018 and as a member of our board since October 2015. He also previously served as President from August 2014 to July 2018. Mr. Kelleher previously served as Chief Executive Officer of B. Riley & Co., LLC, a position he held from 2006 to 2014. From the firm’s founding in 1997 to 2006, Mr. Kelleher held several senior management positions with B. Riley & Co., LLC, including Chief Financial Officer and Chief Compliance Officer. Mr. Kelleher served on the board of directors of Special Diversified Opportunities Inc. from October 2015 to June 2017. He received his Bachelor of Science in Mechanical Engineering from Lehigh University. Mr. Kelleher’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Kelleher’s experience serving on other public company boards is an important resource for the Board.

Robert L. Antin has served as a member of the Board since June 2017. Mr. Antin was a co-founder of VCA Inc., a national animal healthcare company that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market and was publicly traded (NASDAQ: WOOF) until the company was privately acquired in September 2017. Mr. Antin has served as a Chief Executive Officer and President at VCA Inc. since its inception in 1986. Mr. Antin also served as the Chairman of the Board of VCA, Inc. from inception through the September 2017 acquisition. Mr. Antin also currently serves on the Board of Directors of Rexford Industrial Realty, Inc. (NYSE: REXR) since July 2013 and Heska Corporation (NASDAQ: HSKA) since November 2020. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director, and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s executive leadership experience provides an important resource to the Board.

Tammy Brandt has served as a member of the Board since December 20, 2021. Since March 2021, Ms. Brandt currently serves as Chief Legal Officer; Head of Business and Legal Affairs at FaZe Clan Inc., a leading gaming, lifestyle, and media platform, which announced plans to go public through a merger with B. Riley Principal 150 Merger Corp. (NASDAQ: BRPM), a special purpose acquisition company sponsored by an affiliate of B. Riley Financial. A champion of diversity and inclusion, Brandt devotes her time and voice to organizations that advance and empower students and underrepresented groups. She currently serves on the Lambda Legal West Coast Leadership Board since 2019, and also serves on the Board of Cayton Children’s Museum, is chair of its Audit Committee, and is a member of its Nomination and Governance Committee, since 2018. From May 2017 to May 2021, she served as Chief Legal Officer at Dreamscape Immersive, and previously served as Chief Corporate, Securities, M&A and Alliance Counsel at DXC Technology and its predecessor, Computer Sciences Corporation; and as General Counsel at ServiceMesh, Inc., an enterprise software company in the cloud management space. Ms. Brandt is a graduate of Notre Dame Law School, where she was Managing Editor of the Notre Dame Law Review, and graduated summa cum laude with a Bachelor of Science in economics and business administration from Bluffton University. Ms. Brandt’s business and legal experience provides an important resource to the Board.

Robert D’Agostino has served as a member of the Board since October 2015. Mr. D’Agostino has served as President of Q-mation, Inc. since 1999. Q-mation, Inc. is a leading supplier of software solutions targeted at increasing operational efficiencies and asset performance in manufacturing companies. Mr. D’Agostino joined Q-mation, Inc. in 1990 and held various sales, marketing and operations management positions prior to his appointment as President. He previously served on the board of Alliance Semiconductor Corp. from July 2005 to February 2012. Mr. D’Agostino graduated from Lehigh University with a B.S. in Chemical Engineering. Mr. D’Agostino’s executive leadership experience provides an important resource to the Board.

Renée E. LaBran has served as a member of the Board since August 11, 2021. Ms. LaBran co-founded Rustic Canyon Partners, a technology venture capital fund launched in 2000, and has served from 2006 to 2021 as Partner with Rustic Canyon/Fontis Partners, an investment fund which is now completed, targeting growth investments and lower middle market buy-outs in media, consumer goods, and business and consumer services industries. During this time, she served as a board director and advisor to multiple portfolio companies while providing oversight of her investment firm’s finance and operations functions. Ms. LaBran currently serves on the boards of Iconic Sports Acquisition Corp (NYSE:ICNC-UN) since October 2021; Idealab, Inc. since March 2015, and was previously on the boards of Sambazon, Inc. from 2009 to 2021, and TomboyX from 2018 to 2019. From March 2015 to December 2020, she served as a governor-appointed non-attorney public member on the Board of Trustees for the State Bar of California. Ms. LaBran is an Adjunct Professor at UCLA Anderson School of Management’s MBA program, earned an M.B.A. with distinction from Harvard Business School, and received an A.B. degree in Economics from UC Berkeley. Ms. LaBran’s board experience, business and financial acumen, and venture capital experience provide an important resource to the Board.

Randall E. Paulson Mr. Paulson has served as a member of the Board since June 18, 2020. Mr. Paulson currently serves on the Board of Directors of Testek Inc. and Dash Medical Holdings, LLC and previously served on the Boards of EAG, Inc. from 2008 to 2017, and L-com, Inc. from 2012 to 2016. Testek, EAG and L-com are portfolio companies of Odyssey Investment Partners, LLC where he serves as a Special Advisor. Mr. Paulson retired as a Managing Principal of Odyssey in 2019 where he served in such capacity since 2005. Prior to this, Mr. Paulson was Executive Vice President — Acquisitions and Strategic Development at National Financial Partners, a New York based consolidator of independent financial services distribution firms. From 1993 to 2000, Mr. Paulson was at Bear, Stearns & Co. Inc. where he was a Senior Managing Director in the Mergers and Acquisitions and Corporate Finance groups. Prior to Bear Stearns, Mr. Paulson was a member of GE Capital’s merchant banking group. A native of Minnesota, Mr. Paulson received a BSB in Accounting from the University of Minnesota and his MBA from the Kellogg Graduate School of Management at Northwestern University. Mr. Paulson’s financial services industry experience will provide an important resource to the Board.

Michael J. Sheldon has served as a member of the Board since July 2017. Mr. Sheldon served as CEO of Deutsch North America, one of the most awarded creative agencies in the United States, from January 2015 until his retirement in December 2019. Mr. Sheldon had also served as CEO of Deutsch’s Los Angeles office from September 1997 to January 2015. Mr. Sheldon received a B.A. degree from Michigan State University in Advertising. Mr. Sheldon’s entrepreneurial skills and marketing experience provide an important resource to the Board.

Mimi K. Walters has served as a member of the Board since July 12, 2019. She served from 2015 to 2019 as the U.S. Representative for California’s 45th Congressional District. She has worked on key legislation, business and policy initiatives related to technology, energy, environmental and healthcare, including the opioid crisis and veterans’ medical services. As a member of House leadership, she served on the Energy and Commerce Committee, the Judiciary Committee and the Transportation and Infrastructure Committee. Ms. Walters represented California’s 37th State Senate District from 2008 to 2014, where she served on the Banking and Financial Institutions Committee and as vice chair for the Public Employment and Retirement Committee. From 2004 to 2008, she represented California’s 73rd Assembly District. Ms. Walters was a member of the Laguna Niguel city council from 1996 to 2004, serving as mayor in 2000, and chair of Laguna Niguel’s investment and banking committee. Previously, Ms. Walters was an investment executive at Drexel Burnham Lambert and, subsequently, Kidder, Peabody & Co. from 1988 to 1995. Currently, Ms. Walters is the Chief Commercial Officer for Leading Edge Power Solutions, LLC since November 2019 and serves on the Board of Directors of Eos Energy Enterprises, Inc. (NASDAQ: EOSE) since November 2020. Ms. Walters earned a Bachelor of Arts in political science from the University of California, Los Angeles. Ms. Walters extensive political and financial experience provides an important resource to the Board.

Mikel H. Williams has served as a member of the Board since October 2015. Since 2016, Mr. Williams has served as the Chief Executive Officer and a director of Targus International LLC, a privately held, leading global supplier of carrying cases and accessories for the mobile lifestyle. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a composite materials manufacturer, from 2013 until its sale in 2015. Prior to that, Mr. Williams was the President, Chief Executive Officer, and a director of DDi Corporation (NASDAQ: DDIC), a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 until its sale in May 2012. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications, and professional services industries. Since October 2014, Mr. Williams also serves on the board of directors of Centrus Energy Corp. (NYSE: LEU; formerly USEC, until its bankruptcy restructuring in 2014). Mr. Williams formerly served on the board of Tellabs, Inc. (NASDAQ: TLAB) until it was sold in 2013, Lightbridge Communications Corp. until it was sold in February 2015 and Iteris, Inc. (NYSE: ITI) from 2011 until November 2019. Mr. Williams received his B.S. degree from the University of Maryland in accounting and an M.B.A. from Georgetown University. Mr. Williams’s executive leadership experience provides an important resource to the Board.

Vote Required and Board of Directors’ Recommendation

Each director nominee shall be elected to the Board if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote on such election of directors. A nominee will be deemed to receive a majority of the votes cast in favor of such nominee’s election if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee’s election. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions. “Abstentions” and “broker nonvotes” will not be counted as a vote cast either “for” or “against” a director’s election. Each of the nominees has indicated that he or she is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee (“Audit Committee”) will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2021 and 2020:

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$2,321,824	$1,626,764
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$2,321,824	$1,626,764

____________

(1)      Audit Fees consist of audit and various attest services performed by Marcum and include the following for the years ended December 31, 2021 and 2020: (a) reviews of our financial statements for the quarterly periods ended March 31, June 30, and September 30, and (b) the audit of our financial statements for the year ended December 31, and (c) services rendered in connection with the filing of registration statements and underwriter comfort letters.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2021 and 2020 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2021 and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy and entitled to vote. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL NO. 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee of our Board of Directors (the “Compensation Committee”) believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of B. Riley Financial, Inc. (“B. Riley Financial”) approve, on an advisory basis, the compensation of B. Riley Financial’s named executive officers, as disclosed in B. Riley Financial’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narratives under the heading “Executive Compensation.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy and entitled to vote. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.brileyfin.com/governance.

Director Independence

Our Board has unanimously determined that eight (8) of our directors — Robert Antin, Tammy Brandt, Robert D’Agostino, Renée LaBran, Randall Paulson, Michael Sheldon, Mimi Walters and Mikel Williams, a majority of the Board — are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board determined that Bryant Riley and Thomas Kelleher are not “independent” because of their service as employees of the Company.

Nominations for Directors

Our Corporate Governance Committee (“Corporate Governance Committee”) evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee considering the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, B. Riley Financial, Inc., 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

During 2021, our Board was expanded and two directors were appointed to fill the vacancies: Renée LaBran on August 11, 2021, and Tammy Brandt on December 20, 2021. They were referred to the Corporate Governance Committee by Michael Sheldon, a member of our Board, and Daniel Shribman, our Chief Investment Officer.

Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting of our stockholders and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. However, if our annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of B. Riley Financial, Inc., 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive, or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all our directors, officers, and employees. The Code of Business Conduct and Ethics is available for review on our website at http://ir.brileyfin.com/governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at B. Riley Financial, Inc., 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, Attention: Investor Relations. Each of our directors, employees, and officers, including our Co-Chief Executive

Officers, Chief Financial Officer and Chief Accounting Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Environmental, Social and Governance

The Company recognizes the increasing importance of environmental, social and governance initiatives with respect to all stakeholders. During the last year, the Company formed a management committee to assess our ESG and diversity efforts, to develop and execute our strategies, and to track our progress in this endeavor.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2021, the Board held four regularly scheduled meetings, and two additional meetings. Each of our directors attended at least 75% of the total number of Board meetings and committee meetings of the Board on which he/she served. We do not have a policy requiring that directors attend our annual meeting of stockholders. A majority of our directors attended our 2021 virtual annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Mikel H. Williams (Chairperson), Renée E. LaBran, and Randall E. Paulson. Robert D’Agostino served as a member of the Audit Committee until August 11, 2021 at which point Renée E. LaBran joined the committee replacing Mr. D’Agostino. Our Board has affirmatively determined that each member of the Audit Committee during 2021 was, and each current member is, independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Mikel H. Williams qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2021, the Audit Committee held five meetings. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://ir.brileyfin.com/governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Robert D’Agostino (Chairperson), Robert L. Antin and Michael J. Sheldon. The Board has affirmatively determined that each member of the Compensation Committee during 2021 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2) and the applicable rules of the SEC. During 2021, the Compensation Committee held four meetings. The Board has adopted a charter for the Compensation Committee (the “Compensation Committee Charter”), which is available for review on our website at http://ir.brileyfin.com/governance. The Compensation Committee reviews and makes recommendations to the Board concerning the compensation and benefits of our executive officers, including the Co-Chief Executive Officers, and directors, oversees the administration of our stock incentive and employee benefits plans and reviews general policies relating to compensation and benefits.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Mimi K. Walters (Chairperson), Robert L. Antin and Renée E. LaBran. Mikel H. Williams served as Chairperson of the Audit Committee until August 11, 2021, at which point Renée E. LaBran joined the committee, replacing Mr. Williams as a member, and concurrently Mimi K. Walters was appointed Chairperson of the committee. The Board has affirmatively determined that each member of the Corporate Governance Committee during 2021 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. During 2021, the Corporate Governance Committee held four meetings. The Board has adopted a charter for the Corporate Governance Committee (the “Corporate Governance Committee Charter”), and a copy of that charter is available for review on our website at http://ir.brileyfin.com/governance. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Co-Chief Executive Officer may be filled by one individual or two different individuals. Bryant Riley, our Co-Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Co-Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our Company and our stockholders. The Board believes that combining the Chairman and Co-Chief Executive Officer positions is currently the most effective leadership structure for our Company given Mr. Riley’s in-depth knowledge of many of the businesses and industries in which we operate, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of certain of our customers. In addition, as a member of our Board of Directors since 2009, Executive Officer of B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006, Mr. Riley provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Co-Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without members of the Board who are also members of management including Bryant Riley and Thomas Kelleher or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our Company. We do not have a lead independent director; however, pursuant to our Corporate Governance Guidelines, the non-management members of the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the Company and its stockholders.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, cybersecurity, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee

Overall risk management profile and policies with respect to risk assessment and risk management, cybersecurity, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company. No member of our Compensation Committee or our Board is or has been in 2021 an executive officer of another entity at which one of our executive officers serves or has in 2021 served on either the board of directors or the Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see “Certain Relationships and Related Transactions.”

Certain Relationships and Related Party Transactions

Other than as described below, since the beginning of fiscal year 2021, there were no transactions with respect to which we were a participant or currently proposed transactions with respect to which we are to be a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

John Ahn

The Company is party to an investment advisory services agreement with Whitehawk Capital Partners, L.P. (“Whitehawk”), a limited partnership controlled by John Ahn, who is the brother of Phil Ahn, the Company’s Chief Financial Officer and Chief Operating Officer. Pursuant to this agreement, Whitehawk provides investment advisory services for GACP I, L.P. and GACP II, L.P. During the year ended December 31, 2021, management fees paid for investment advisory services by Whitehawk were $1,729,000.

Charlie Riley

Charlie Riley is the son of Bryant Riley, the Company’s Chairman and Co-Chief Executive Officer, and is employed by the Company’s subsidiary, B. Riley Principal Investments, LLC as an analyst. For 2021, the Company paid Charlie Riley a total compensation of $230,251, consisting of salary, bonus and an award of restricted stock units of 275 of our common shares, with a grant date fair value of $20,251, calculated in accordance with FASB ASC 718, that vests ratably over three years beginning on June 2, 2022, subject to continued employment.

BRC

During the year ended December 31, 2021, the Company recorded interest expense of $525,000 related to loan participations sold to BRC Partners Opportunity Fund, LP (“BRCPOF”), a private equity fund managed by one of its subsidiaries. The Company also recorded commission income of $555,000 from introducing trades on behalf of BRCPOF during the year ended December 31, 2021. Our executive officers and members of our board of directors have a 55.8% financial interest, which includes a financial interest of Bryant Riley, our Co-Chief Executive Officer, of 31.8% in BRCPOF as of December 31, 2021.

Babcock & Wilcox

One of our wholly owned subsidiaries is party to a services agreement with Babcock & Wilcox Enterprises, Inc. (“B&W”) that provides for Kenneth Young, our President, to serve as the Chief Executive Officer of B&W until December 31, 2023 (the “Executive Consulting Agreement”), unless terminated by either party with thirty days written notice. Under this agreement, fees for services provided are $750,000 per annum, paid monthly. In addition, subject to the achievement of certain performance objectives as determined by B&W’s Compensation Committee of the Board, a performance fee may also be earned and payable to us. In March 2022, B&W’s Compensation Committee of the Board approved an additional $1,000,000 performance fee in accordance with the Executive Consulting Agreement, which is subject to recapture under certain circumstances through March 2025.

The Company had a last-out term loan receivable due from B&W that is included in loans receivable, at fair value with a fair value of $176,191,000 as of December 31, 2020. On June 1, 2021, the Company agreed to settle the outstanding balance and accrued interest on the last-out term loan receivable in exchange for $848,000 and 2,916,880 shares of B&W’s 7.75% Series A Cumulative Perpetual Preferred Stock.

On June 30, 2021, the Company agreed to guaranty (the “B. Riley Guaranty”) up to $110,000,000 of obligations that B&W may owe to providers of cash collateral pledged in connection with B&W’s debt financing. The B. Riley Guaranty is enforceable in certain circumstances, including, among others, certain events of default and the acceleration of B&W’s obligations under a reimbursement agreement with respect to such cash collateral. B&W pays the Company $935,000 per annum in connection with the B. Riley Guaranty. B&W has agreed to reimburse the Company to the extent the B. Riley Guaranty is called upon.

On December 22, 2021, the Company entered into a general agreement of indemnity in favor of one of B&W’s sureties. Pursuant to this indemnity agreement, the Company agreed to indemnify the surety in connection with a default by B&W under a EUR 30,000,000 payment and performance bond issued by the surety in connection with a construction project undertaken by B&W. In consideration for providing the indemnity, B&W paid the Company fees in the amount of $1,694,000 on January 20, 2022.

During the year ended December 31, 2021, and year-to-date 2022, the Company earned $15,766,000 and $53,000, respectively, of underwriting and financial advisory and other fees from B&W in connection with B&W’s capital raising activities.

Randall E. Paulson

On March 2, 2021, we purchased a $2,400,000 minority equity interest in Dash Medical Holdings, LLC (“Dash”) as part of Mr. Paulson’s acquisition of the company. We also loaned Dash Holding Company, Inc. (together with Dash Medical Holdings, LLC, “Dash”) $3,000,000 pursuant to that certain Subordinated Working Capital Promissory Note (the “Note”) and Subordination Agreement that was entered into on March 2, 2021. The Note matures in March 2027. Dash is controlled by Mr. Paulson, who also sits on its board of directors.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from our reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner.

MANAGEMENT

Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of March 31, 2022.

Name	Position	Age
Bryant R. Riley	Chairman and Co-Chief Executive Officer	55
Thomas J. Kelleher	Co-Chief Executive Officer	54
Kenneth Young	President	58
Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	52
Andrew Moore	Chief Executive Officer of B. Riley Securities, Inc.	45
Alan N. Forman	Executive Vice President, General Counsel and Secretary	61
Howard Weitzman	Senior Vice President, Chief Accounting Officer	60

Bryant Riley and Thomas Kelleher’s biographical information is included with those of the other members of our Board.

Kenneth Young has served as our President since July 2018, and previously served as a director of the Company from May 2015 to October 2016, during which he was chair of the Board’s Audit Committee and on the Board’s Compensation and Corporate Governance committees. Mr. Young also has served as Chief Executive Officer of B. Riley Principal Investments, LLC since October 2016. He previously served as Chief Executive Officer of B. Riley Principal Merger Corp., from October 2018 to February 2020, at which time it completed its business combination with Alta Equipment Group, Inc. (NYSE: ALTG). Mr. Young currently serves on the board of Charah Solutions, Inc. (NYSE:CHRA) since August 2021. Mr. Young serves as Chairman and is a member of the board at Babcock & Wilcox Enterprises, Inc. (NYSE:BW) since September 2020; he also has served as Chief Executive Officer since November 2018. Mr. Young has served as a member of the board of Sonim Technologies, Inc. (NASDAQ: SONM) from 2018 to February 2022. He also served on the board of bebe stores, inc. (OTC:BEBE) from January 2018 to April 2019, Standard Diversified (NYSE:SDI) from 2015 to 2017, Globalstar, Inc. (NYSE: GSAT) from November 2015 to December 2018, Orion Energy Systems, Inc. (NASDAQ: OESX), from August 2017 to May 2020, and Franchise Group, Inc. (NASDAQ: FRG) (fka Liberty Tax, Inc.), from 2018 to 2020. From August 2008 to March 2016, Mr. Young served as the President and Chief Executive Officer of Lightbridge Communications Corporation. Mr. Young holds a Master’s in Business Administration from the University of Southern Illinois and a Bachelor of Science in Computer Sciences from Graceland University.

Phillip J. Ahn has served as our Chief Financial Officer and Chief Operating Officer since April 2013 and previously served as our Senior Vice President, Strategy and Corporate Development from February 2010 to April 2013. Prior to joining B. Riley, Mr. Ahn served as Vice President of Stone Tower Equity Partners, a middle market private equity firm and its successor, from June 2007 to February 2010. Prior to 2007, Mr. Ahn served as Senior Investment Officer at the NY State Common Retirement Fund and held investment banking positions at both Salomon Smith Barney and CIBC World Markets. Prior to starting his investment banking career, Mr. Ahn was a research analyst at Standard & Poor’s J.J. Kenny division. Mr. Ahn received his Bachelor of Arts in Economics from the University of Michigan in 1992 and his MBA in Finance from Columbia University in 1997, graduating with Beta Gamma Sigma honors. Mr. Ahn is a CFA charterholder and member of the CFA Society New York.

Andrew Moore was appointed Chief Executive Officer of B. Riley Securities, Inc. (fka B. Riley FBR, Inc.) on July 10, 2018, prior to which he served as President of B. Riley Securities, Inc. from 2016 to 2018. In 2006, Mr. Moore joined B. Riley & Co., LLC as an institutional sales professional, promoted to Director of Sales in 2011. During his tenure with B. Riley Securities, Inc., Mr. Moore has played a critical role structuring Issuer financings, placing the related instruments into the firm’s proprietary institutional client base, and ensuring appropriate secondary market support. Previously, Mr. Moore held sales positions at Roth Capital Partners and Bear Stearns & Co. Mr. Moore received a Bachelor of Science in Business Administration from the University of Kansas and a Master’s in Business Administration in Finance from the University of Southern California, Marshall School of Business.

Alan N. Forman has served as our Executive Vice President, General Counsel and Secretary since May 2015. Prior to joining us, Mr. Forman served as Senior Vice President and General Counsel of STR Holdings, Inc. from April 2012 until May 2015, and as Vice President and General Counsel from May 2010 to April 2012. Mr. Forman was also a partner at Brown Rudnick LLP from May 1998 to May 2010. Mr. Forman brings extensive experience in corporate and securities law including intellectual property, licensing agreements, financing transactions, corporate governance, and mergers and acquisitions. Mr. Forman holds a B.A. in Economics from Emory University and a J.D. from the George Washington University Law School.

Howard Weitzman has served as our Senior Vice President, Chief Accounting Officer since December 2009. Prior to December 2009, Mr. Weitzman served as a Senior Manager in the SEC Services Group in the audit practice at Moss Adams, LLP and also worked twelve years in public accounting at two “Big 4” accounting firms, most recently as a Senior Manager in the financial services audit practice of Deloitte & Touche, LLP. Mr. Weitzman also held various senior financial management positions, with Banner Holdings, Inc. as the Chief Financial Officer of Central Financial Acceptance Corporation and Controller and Principal Accounting Officer of Central Rents, Inc. Mr. Weitzman also served as a Senior Vice President and Chief Financial Officer of Peoples Choice Financial Corporation. Mr. Weitzman received a B.S. in Accounting from California State University, Northridge and is a California licensed Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2021.

Executive Summary

2021 Compensation Philosophy

Our executive compensation program is designed (i) to provide incentives to our executive officers to manage and grow our businesses and (ii) to attract, retain, and motivate top quality, effective executives. In addition to general senior management responsibilities, each of our named executive officers also has revenue production or management responsibilities within our operating subsidiaries. In determining compensation for our named executive officers, the primary emphasis is on our consolidated financial performance, but each individual’s performance and/or business unit performance are considered. The effective implementation of this program plays an integral role in our success.

The Compensation Committee of the Board has responsibility for overseeing our compensation philosophy. The Compensation Committee has the primary authority to determine and recommend to the Board for final approval the compensation of our named executive officers.

Compensation Philosophy and Objectives

A substantial portion of each named executive officer’s total compensation is variable and delivered on a pay-for-performance basis. We believe this model provides a key incentive to motivate management to achieve our business objectives. The executive compensation program provides compensation opportunities contingent upon performance that we believe are competitive with practices of other similar financial services firms. We strongly believe that the components of our compensation programs align the interests of our named executive officers with our stockholders and will promote long-term stockholder value creation.

We link rewards to both corporate and individual performance, emphasizing long-term results and alignment with our stockholders’ interests. We align compensation with business strategy and risk and provide a mix of performance and retentive-based compensation. Long-term equity compensation is an integral part of our compensation program with awards of equity subject to vesting requirements, including continued employment. Although we do not have formal equity ownership guidelines for our executive officers and other key leaders of our Company, we encourage our executives to maintain a meaningful ownership interest in our Company, aligning their interests with those of our stockholders.

Our executives are eligible for the same benefit plans available to all of our employees, and we do not provide any executive perquisites, defined benefit plans, or other retirement benefits (other than the defined contribution plan available to employees generally).

Throughout this report, we refer to our Co-Chief Executive Officers, our Chief Financial Officer, and each of our three other most highly compensated executive officers for 2021 as our “named executive officers.” In addition to our Co-Chief Executive Officers and our Chief Financial Officer, this group includes our President, our Chief Executive Officer of B. Riley Securities, Inc. and our Executive Vice President, General Counsel and Secretary.

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal is to link compensation decisions to both corporate and individual performance, with a focus on rewarding the achievement of financial results, as well as rewarding the individual performance and accomplishments of our named executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our Company. Our Co-Chief Executive Officers recommend to the Compensation Committee the amount and form of compensation for each of our named executive officers other than themselves, and the amount and form of compensation for our Co-Chief Executive Officers are initially developed by the Chairman of the Compensation

Committee with input from the committee’s independent compensation consultant, as necessary, and are then reviewed and approved by the Compensation Committee. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including subjective or qualitative factors.

Principles

Our compensation program for our named executive officers is designed to attract, retain, and motivate executives and professionals of the highest quality and effectiveness while aligning their interests with the long-term interests of our stockholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

•        Company Performance — All compensation decisions are made within the context of overall Company performance. We evaluate Company performance primarily from a financial perspective, but also from a strategic perspective.

•        Alignment — We believe that the interests of our employees and stockholders should be aligned. Compensation directly reflects both the annual and longer-term performance of the business.

•        Risk Management — Compensation practices and decisions are designed to neither encourage nor reward excessive or inappropriate risk taking.

•        Employee Contribution — An individual’s compensation, evaluated within the context of overall Company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior are recognized and appropriately rewarded.

•        Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating, and retaining the very best people in light of our business strategy. We seek to maximize the value of an executive’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our Company and to the long-term growth of stockholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our stockholders.

Role of Independent Compensation Consultant

In 2019, 2020 and 2021, the Compensation Committee retained Mercer LLC, an independent consulting firm, to assist the Compensation Committee in fulfilling its duties in setting compensation for our Chief Executive Officers and other named executive officers. Mercer was engaged by and is reporting solely to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of the engagement. Mercer did not provide any services to the Company in Fiscal 2019, 2020 or 2021 other than executive compensation consulting services provided to the Compensation Committee. Before engaging Mercer, the Compensation Committee determined that Mercer is independent, after taking into account the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3). Mercer identified a group of public peer companies to benchmark compensation for our Chief Executive Officers and other named executive officers against peer company Chief Executive Officers and market survey data. Mercer’s analysis considered: (i) base salary; (ii) annual incentive compensation; (iii) total cash compensation; (iv) long-term incentive compensation; (v) and total direct compensation.

Peer Group

As part of its services, in 2021, Mercer compiled data regarding Chief Executive Officer and other named executive officer compensation from the following “peer” companies: BGC Partners Inc, Canaccord Genuity Inc., Cowen Inc., Evercore, Inc., Houlihan Lokey Inc., Lazard Ltd., Moelis & Company, Piper Sandler Cos, PJT Partners Inc, Oppenheimer Holdings Inc., Stifel Financial Corp. and Victory Capital Holding, Inc. This peer group includes companies primarily consisting of investment banks and asset managers with revenues and market capitalizations most comparable to ours. While the Compensation Committee considered the level of compensation paid by the firms in the peer group as a reference point that provides a framework for its decisions regarding compensation for the Co-Chief Executive Officers and other named executive officers, in order to maintain competitiveness and flexibility, the Compensation Committee did not target compensation at a particular level relative to the peer group. Similarly, the Compensation Committee did not employ a formal benchmarking strategy or rely upon specific peer-derived targets. This peer group market data is an important factor considered by the Compensation Committee when setting compensation, but it is only one of multiple factors considered by the Compensation Committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important.

Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in Beverly Hills, CA, our stockholders currently have the opportunity to cast an advisory vote on our executive compensation once every three years. At our 2019 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 91.35% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The Compensation Committee believes this approval affirmed stockholders’ support of our approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy, structure, or levels in response to such advisory vote. The Compensation Committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our named executive officers and in respect of our compensation programs generally.

Elements of 2021 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2021, summarized in the table below, and the Compensation Committee’s rationale for including the items in our compensation program. As detailed below, the primary elements of our compensation program during 2021 consisted of base salary, discretionary bonuses, or “at risk,” compensation opportunities, and long-term equity incentive compensation. We also provided benefit programs that apply to all employees. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience, and performance; encourages retention
Annual Incentive Plan	Annual discretionary bonuses awarded based on individual contribution and Company performance; payable in cash or stock at the discretion of the Compensation Committee

Motivates and rewards for achievement of annual Company financial and non-financial performance goals; rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Equity awards granted at the Compensation Committee’s discretion under 2021 B. Riley Financial Stock Incentive Plan (“the 2021 Plan”).

Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and stockholders; increases retention; rewards creation of shareholder value

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Consistent with our performance-based compensation philosophy, the base salary for each named executive officer is targeted to account for less than half of total compensation.

The Compensation Committee seeks to pay our named executive officers a competitive base salary in recognition of their job responsibilities for a publicly-held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. In setting base salaries, the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded. The Compensation Committee approved the following base salary increases for Messrs. Riley, Kelleher, Ahn, Moore and Forman on July 27, 2021, consistent with our compensation philosophy, and to achieve more market-competitive alignment between base salary and total compensation: Messrs. Riley’s and Kelleher’s base salaries were increased from $600,000 to $700,000. Messrs. Ahn’s and Forman’s base salaries were increased from $400,000 and $375,000, respectively, to $450,000. Mr. Moore’s base salary was increased from $500,000 to $550,000. The base salary for Mr. Young remained unchanged in 2021.

B. Riley Financial, Inc. Annual Incentive Plan

The B. Riley Compensation Committee believes performance-based cash compensation is important to focus B. Riley’s executives on, and reward B. Riley’s executives for, achieving key objectives. In furtherance of this, in July 2021, the Compensation Committee approved an annual incentive compensation discretionary bonus plan for our named executive officers. The purpose of the B. Riley discretionary bonus plan is to increase stockholder value and the success of B. Riley by motivating key employees, including B. Riley’s named executive officers, to perform to the best of their abilities and to achieve B. Riley’s objectives. No specific target levels of performance are set by the Committee to determine the annual incentive compensation of our named executive officers. Instead, the Committee determines the amount of each named executive officer’s annual incentive compensation based on the Committee’s subjective assessment of the Company (and in some cases, a particular business unit’s) and individual performance relative to the qualitative and quantitative performance indicators used by the Committee to evaluate performance.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that a significant portion of our named executive officer compensation should be in the form of equity-based awards as a retention tool, and to align further the long-term interests of our named executive officers with those of our other stockholders. In furtherance of that objective, the Compensation Committee makes annual grants of long-term, equity-based incentive compensation awards to our named executive officers.

The Compensation Committee understands that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our Company over the long-term. The Compensation Committee believes that the structure of our Company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our Company. We use judgment and discretion rather than relying solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term performance on a per share basis.

In fiscal 2021, the Compensation Committee granted time-based restricted stock unit awards (“RSUs”) and performance-based restricted stock units awards (“PRSUs”) under B. Riley’s Amended and Restated 2009 Stock Incentive Plan (“the 2009 Plan”) and the B. Riley Financial, Inc. 2021 Stock Incentive Plan (“the 2021 Plan”) to our named executive officers as further described below in the “Executive Compensation-2021 Summary Compensation Table and “Grants of Plan-Based Awards Table for 2021.” The Compensation Committee believes that these awards, which vest over a period of time and/or based on performance, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate, and reward such executives.

Specifically, on February 17, 2021, we granted Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman PRSU awards as a component of their annual compensation for the fiscal year ended December 31, 2021. The PRSUs vest upon the earlier to occur of: (a) our Company achieving the Adjusted Stock Price Hurdle of $76.90, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant, provided that the PRSUs shall not vest prior to February 17, 2023; or (b) immediately prior to a Change in Control (as defined in the 2009 Plan). The Adjusted Stock Price Hurdle of $76.90 was achieved on May 10, 2021, at which time the PRSUs converted to a time-based vesting award that will vest on February 17, 2023, subject to continued employment with our Company.

On May 28, 2021, we granted Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman RSU awards as a component of their annual compensation for the fiscal year ended December 31, 2021. The RSUs vest ratably over a three-year period beginning on June 2, 2022, subject to continued employment with our Company.

In order to incentivize management to continue its achievement of higher total shareholder returns beyond the February 2021 PRSU award $76.90 Adjusted Stock Price Hurdle, which stock price hurdle had recently been achieved in May 2021, the Compensation Committee decided to grant our NEOs a second PRSU award on October 27, 2021 with a higher stock price hurdle. Specifically, the October PRSUs vest on the earlier to occur of: (a) our Company achieving the Adjusted Stock Price Hurdle of $135, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant, provided that the PRSUs shall not vest prior to February 28, 2024; or (b) immediately prior to a Change in Control (as defined in the 2021 Plan).

Timing Mix and Level of Equity Compensation Awards

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers a variety of factors, including the responsibilities and seniority of the named executive officer, the contribution that the named executive officer is expected to make to our Company in the coming years and has made in the past, and the size and terms of prior equity awards granted to the named executive officer. Decisions regarding these equity awards are typically made at the Compensation Committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined. However, the Compensation Committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Change in Control and Post-Termination Severance Benefits

The employment agreements for each of our named executive officers provide them certain benefits if their employment is terminated under specified conditions. The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described in the Executive Compensation section under “Payment Due Upon Termination Without Cause, for Death or Disability, or Resignation for Good Reason.”

Anti-Hedging Policy

Our insider trading policy prohibits any covered person, including directors, executive officers and certain other employees, as well as such person’s spouse and minor children, other persons living in their household and entities over which such person exercises control, from entering into the following prohibited transactions with respect to Company securities, unless advance approval is obtained from the Compliance Officer:

•        Short-term trading.    Covered persons who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase;

•        Short sales.    Covered persons may not sell the Company’s securities short;

•        Options trading.    Covered persons may not buy or sell puts or calls or other derivative securities on the Company’s securities;

•        Trading on margin or pledging.    Covered persons may not hold Company securities in a margin account or pledge Company securities as collateral for a loan; and

•        Hedging.    Covered persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities.

The Company also requires all directors, officers and employees or any of their immediate family members to refrain from trading without first pre-clearing all transactions in the Company’s securities.

Employment Agreements

Current Employment Agreements, as Amended

On December 29, 2017, the Compensation Committee approved the entrance by the Company into new employment agreements with each of the named executive officers effective January 1, 2018. The employment agreement of Mr. Riley replaced the prior employment agreement he had with the Company. Mr. Kelleher, Mr. Ahn and Mr. Forman previously did not have employment agreements with the Company. The employment agreements for Mr. Riley and Mr. Kelleher were subsequently amended effective July 10, 2018. The Company also entered into employment agreements with Messrs. Young and Moore on July 10, 2018. Each of the employment agreements with the named executive officers was amended on April 3, 2019, to remove a Change of Control as an event constituting “Good Reason” to terminate the employment agreements.

The terms of the NEO employment agreements, together with any amendments, generally provide, among other things, for the following for each such individual:

•        An annual base salary subject to review and adjustment on an annual basis, in the initial amounts of: $600,000 per year for Mr. Riley and Mr. Kelleher, $400,000 per year for Mr. Ahn, $550,000 per year for Mr. Young, and $500,000 per year for Mr. Moore and $375,000 per year for Mr. Forman.

•        Eligibility for annual performance bonuses based on such individual’s performance and/or our performance in accordance with our Management Bonus Plan, with a target bonus equal to not less than 100% of such individual’s annual base salary for Messrs. Ahn, Young, Moore and Forman, and a target bonus equal to not less than 150% of such individual’s annual base salary for Messrs. Riley and Kelleher.

•        Eligibility for each fiscal year to receive an annual long-term incentive award under our equity incentive plan with a value of no less than 50% of such individual’s annual base salary (but in no event more than 50,000 restricted stock units). Each such award will be subject to approval of the Compensation Committee and vest annually over a three-year period.

•        Notwithstanding the terms of any existing agreement or plan, all outstanding unvested stock options, restricted stock units, stock appreciation rights and other unvested equity linked awards granted to such individual during the term of such individual’s employment agreement shall become fully vested upon a Change of Control and exercisable for the remainder of their full term.

•        Participation in benefit plans for our executives, reimbursement for all reasonable and necessary out-of-pocket expenses incurred by such individual in the performance of such individual’s respective duties and paid time off in accordance with our policies.

•        A requirement for each party to give twenty (20) days prior written notice to terminate such individual’s employment.

•        If such individual is terminated with Cause (as defined in the employment agreements) or resigns without Good Reason (as defined in the employment agreements), such individual receives such individual’s base salary, benefits and accrued unused leave through termination, as well as a pro rata portion of any target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year).

•        If such individual is terminated without Cause, for death or for Disability (as defined in the employment agreements) or resigns for Good Reason, such individual receives, subject to the execution of a general release, a severance payment payable in one lump sum within 45 days of termination in an amount equal to the sum of (a) one (1) times such individual’s base salary and (b) one (1) times such individual’s target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year). In such circumstances, such individual shall also be eligible for reimbursement for COBRA premiums for the difference between the monthly COBRA premium paid by such individual for himself (and his dependents, if applicable) and the monthly premium amount paid by similarly situated active executives, for a period ending upon the earliest of the twelve (12) month anniversary of such termination and the date on which such individual becomes eligible to receive substantially similar coverage from another employer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Robert D’Agostino
Robert L. Antin
Michael J. Sheldon

EXECUTIVE COMPENSATION

The tables below reflect the compensation of the Company’s Chairman and Co-Chief Executive Officer, Co-Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, and the three other most highly paid executive officers. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

2021 Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2021, 2020, and 2019.(1)

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Bryant R. Riley	2021	639,616	5,600,000	13,413,655	—	353,167	20,006,437
Chairman and Co-Chief	2020	600,000	—	760,365	1,800,000	585,697	3,746,062
Executive Officer	2019	600,000	—	2,477,934	1,800,000	32,028	4,909,962
Thomas J. Kelleher	2021	639,616	5,600,000	13,413,655	—	304,292	19,957,562
Co-Chief Executive Officer	2020	600,000	—	760,365	1,800,000	560,503	3,720,868
	2019	600,000	—	2,477,934	1,800,000	21,594	4,899,528
Phillip J. Ahn	2021	419,808	1,350,000	7,096,615	—	164,961	9,031,383
Chief Financial Officer and	2020	400,000	—	354,832	800,000	292,810	1,847,642
Chief Operating Officer	2019	400,000	125,000	1,212,907	800,000	17,581	2,555,488
Kenneth Young	2021	550,000	2,200,000	6,464,615	—	1,523,536	10,738,151
President	2020	550,000	—	405,533	1,100,000	1,489,542	3,545,075
	2019	550,000	—	1,265,027	1,100,000	1,165,254	4,080,281
Andrew Moore	2021	519,808	2,200,000	7,468,215	—	181,686	10,369,709
Chief Executive Officer,	2020	500,000	500,000	405,533	1,000,000	285,267	2,690,800
B. Riley Securities, Inc.	2019	500,000	125,000	1,265,027	1,000,000	11,054	2,901,081
Alan N. Forman	2021	404,712	1,350,000	1,958,136	—	121,167	3,834,014
Executive Vice President,	2020	375,000	—	253,449	750,000	158,481	1,536,929
General Counsel & Secretary	2019	375,000	125,000	684,645	750,000	14,236	1,948,881

____________

(1)      The table above summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019. As our employees, neither Mr. Riley nor Mr. Kelleher, each of whom were directors during all or a portion of the fiscal years ended December 31, 2021, 2020 and 2019, received any compensation for his services as a director.

(2)      Bonus amounts in 2021 and 2020 were discretionary bonuses for named executive officers approved by the Compensation Committee.

(3)      Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSU and PRSU grants granted during the applicable fiscal year. The assumptions used in the calculations for these amounts are described in Note 18 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2021. For a discussion of the material terms of each outstanding RSU and PRSU grant, see the table below entitled “Outstanding Equity Awards at 2021 Fiscal Year End.”

(4)      The amounts listed in this column include non-equity incentive plan compensation earned by and paid to each of our named executive officers for the fiscal years ended December 31, 2020 and 2019.

(5)      The table below shows the components of this column.

Name	Dividend Rights Paid Upon 2021 Vesting of RSUs(1) ($)	401k Plan Match(2) ($)	Other(3) ($)	Total ($)
Bryant R. Riley	348,817	4,350	—	353,167
Thomas J. Kelleher	299,942	4,350	—	304,292
Phillip J. Ahn	160,611	4,350	—	164,961
Kenneth Young	181,686	4,350	1,337,500	1,523,536
Andrew Moore	181,686	4,350	—	181,686
Alan N. Forman	116,817	4,350	—	121,167

____________

(1)      Reflects accrued dividend rights paid upon May 24, 2021 vesting of RSU awards granted on June 13, 2018, May 24, 2019 and May 21, 2020, in accordance with award agreements, as approved by the Compensation Committee.

(2)      Reflects the maximum 401(k) employer match for 2021 ($4,350), which was received by each of our NEOs. Our executive officers are eligible for the same 401k match program as is available to all employees.

(3)      Reflects payments to Mr. Young for consulting services to Babcock & Wilcox Enterprises, Inc. in the capacity of Chief Executive Officer of Babcock & Wilcox Enterprises.

Grants of Plan-Based Awards Table for 2021

The following table presents information concerning each grant made to our named executive officers in our fiscal year ended December 31, 2021, under any equity or non-equity incentive plan.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards(1)(2)	All Other Stock Awards: Number of Units of Stock(3) (#)	Grant Date Fair Value(4) ($)
		Target (#)
Bryant R. Riley	2/17/2021	150,000	—	5,574,000
	5/28/2021	—	42,092	3,099,655
	10/27/2021	150,000		4,740,000
Thomas J. Kelleher	2/17/2021	150,000	—	5,574,000
	5/28/2021	—	42,092	3,099,655
	10/27/2021	150,000		4,740,000
Phillip J. Ahn	2/17/2021	75,000	—	2,787,000
	5/28/2021	—	22,048	1,623,615
	10/27/2021	85,000		2,686,000
Kenneth Young	2/17/2021	75,000	—	2,787,000
	5/28/2021	—	22,048	1,623,615
	10/27/2021	65,000		2,054,000
Andrew Moore	2/17/2021	85,000	—	3,158,600
	5/28/2021	—	22,048	1,623,615
	10/27/2021	85,000		2,686,000
Alan N. Forman	2/17/2021	30,000	—	1,114,800
	5/28/2021	—	4,119	303,323
	10/27/2021	17,089		540,012

____________

(1)      On February 17, 2021, we granted each of our NEOs PRSU awards as a component of their annual compensation for the fiscal year ended December 31, 2021. The PRSUs vest upon the earlier to occur of: (a) our Company achieving the Adjusted Stock Price Hurdle of $76.90, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant, provided that the PRSUs shall remain subject to time-based vest until February 17, 2023; or (b) immediately prior to a Change in Control (as defined in the 2009 Plan). The Adjusted Stock Price Hurdle of $76.90 was achieved on May 10, 2021, at which time the award converted to time-based RSUs that will vest on February 17, 2023, subject to continued employment with our Company through such date.

(2)      On October 27, 2021, we granted our NEOs an additional PRSU award as a component of their annual compensation for the fiscal year ended December 31, 2021. The PRSUs vest upon the earlier to occur of: (a) our Company achieving the Adjusted Stock Price Hurdle of $135, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant, provided that the PRSUs shall remain subject to time-based vesting until February 28, 2024; or (b) immediately prior to a Change in Control (as defined in the 2021 Plan).

(3)      On May 28, 2021, we granted our NEOs RSU awards as a component of their annual compensation for the fiscal year ended December 31, 2021, scheduled to vest one-third on June 2, 2022, one-third on June 2, 2023, and one-third on June 2, 2024, subject to continued employment with our Company. Each RSU awarded represents the right to receive one share of our common stock. Additionally, each of the above award recipients has the right to receive promptly following each vesting date an amount equal to the product of (i) the number of RSUs vested on such vesting date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award.

(4)      Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718. For PRSUs granted on February 17, 2021 and October 27, 2021, the fair value at the grant date was determined based on the probable outcome of the Company achieving the Adjusted Stock Price Hurdle of $76.90 and $135, respectively, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of December 31, 2021.

Name	Number of Units of Stock That Have Not Vested(1) (#)	Market Value of Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested(4) ($)
Bryant R. Riley(5)	232,573	20,666,437	150,000	13,329,000
Thomas J. Kelleher(6)	232,573	20,666,437	150,000	13,329,000
Phillip J. Ahn(7)	115,939	10,302,340	85,000	7,553,100
Kenneth Young(8)	118,638	10,542,173	65,000	5,775,900
Andrew Moore(9)	128,638	11,430,773	85,000	7,553,100
Alan N. Forman(10)	47,612	4,230,802	17,089	1,518,529

____________

(1)      Represents awards of RSUs granted under the 2009 Plan and the 2021 Plan; including PRSUs awarded on February 17, 2021 that converted to time-based vesting on May 10, 2021 upon achieving their $76.90 Adjusted Stock Price Hurdle performance target, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant.

(2)      The market value of awards of RSUs that have not yet vested is based on the number of unvested RSUs (each of which represent the right to receive one share of our common stock) as of December 31, 2021, multiplied by the closing sale price of our common shares on December 31, 2021 ($88.86 per share).

(3)      Represents awards of PRSUs granted on October 27, 2021 under the 2021 Plan, with vesting upon the earlier to occur of: (a) the Issuer achieving the Adjusted Stock Price Hurdle of $135, defined as the consecutive five trading day average closing price of one share of Company common stock, plus the aggregate amount of dividends paid with respect to such share of common stock assuming the dividends had been reinvested in common stock as of the ex-dividend date, within three years from the date of grant, provided that the PRSUs shall not vest prior to February 28, 2024; or (b) immediately prior to a Change in Control (as defined in the 2021 Plan).

(4)      The market value of awards of PRSUs that have not yet vested is based on the number of unvested shares of stock as of December 31, 2021, multiplied by the closing sale price of our common shares on December 31, 2021 ($88.86 per share).

(5)      Unvested RSUs and PRSUs held by Mr. Riley at December 31, 2021, vest as follows: Subject to continued employment with our Company, 26,654 RSUs will vest in full on May 24, 2022, 14,059 RSUs will vest in full on June 2, 2022, 13,827 RSUs will vest in full on May 24, 2023, 14,059 RSUs will vest in full on June 2, 2023 and 13,974 RSUs will vest in full on June 2, 2024. 150,000 PRSUs will vest in full on February 17, 2023, and 150,000 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

(6)      Unvested RSUs and PRSUs held by Mr. Kelleher at December 31, 2021, vest as follows: Subject to continued employment with our Company, 26,654 RSUs will vest in full on May 24, 2022, 14,059 RSUs will vest in full on June 2, 2022, 13,827 RSUs will vest in full on May 24, 2023, 14,059 RSUs will vest in full on June 2, 2023 and 13,974 RSUs will vest in full on June 2, 2024. 150,000 PRSUs will vest in full on February 17, 2023, and 150,000 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

(7)      Unvested RSUs and PRSUs held by Mr. Ahn at December 31, 2021, vest as follows: Subject to continued employment with our Company, 12,439 RSUs will vest in full on May 24, 2022, 7,365 RSUs will vest in full on June 2, 2022, 6,452 RSUs will vest in full on May 24, 2023, 7,364 RSUs will vest in full on June 2, 2023 and 7,319 RSUs will vest in full on June 2, 2024. 75,000 PRSUs will vest in full on February 17, 2023 and 85,000 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

(8)      Unvested RSUs and PRSUs held by Mr. Young at December 31, 2021 vest as follows: Subject to continued employment with our Company, 14,216 RSUs will vest in full on May 24, 2022, 7,365 RSUs will vest in full on June 2, 2022, 7,374 RSUs will vest in full on May 24, 2023, 7,364 RSUs will vest in full on June 2, 2023 and 7,319 RSUs will vest in full on June 2, 2024. 75,000 PRSUs will vest in full on February 17, 2023 and 65,000 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

(9)      Unvested RSUs and PRSUs held by Mr. Moore at December 31, 2021 vest as follows: Subject to continued employment with our Company, 14,216 RSUs will vest in full on May 24, 2022, 7,365 RSUs will vest in full on June 2, 2022, 7,374 RSUs will vest in full on May 24, 2023, 7,364 RSUs will vest in full on June 2, 2023 and 7,319 RSUs will vest in full on June 2, 2024. 85,000 PRSUs will vest in full on February 17, 2023 and 85,000 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

(10)    Unvested RSUs and PRSUs held by Mr. Forman at December 31, 2021 vest as follows: Subject to continued employment with our Company, 8,884 RSUs will vest in full on May 24, 2022, 1,376 RSUs will vest in full on June 2, 2022, 4,609 RSUs will vest in full on May 24, 2023, 1,376 RSUs will vest in full on June 2, 2023 and 1,367 RSUs will vest in full on June 2, 2024. 30,000 PRSUs will vest in full on February 17, 2023 and 17,059 PRSUs will vest in full by October 27, 2024 if the Adjusted Stock Price Hurdle of $135 is achieved, but not earlier than February 28, 2024.

2021 Stock Vested

The following table provides information on the value realized by each of our named executive officers as a result of the vesting of RSUs during 2021.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Bryant R. Riley	39,988	2,950,315
Thomas J. Kelleher	34,988	2,581,415
Phillip J. Ahn	18,439	1,360,429
Kenneth Young	20,882	1,540,674
Andrew Moore	20,882	1,540,674
Alan N. Forman	13,385	987,545

____________

(1)      RSUs of Messrs. Riley, Kelleher, Ahn, Young, Moore and Forman vested on May 24, 2021 as follows: 39,988, 34,988, 18,439, 20,882, 20,882, and 13,385 respectively. The closing price of our common stock on that date was $73.78.

Potential Payments Upon Termination or Change in Control

Of our named executive officers, Messrs. Kelleher, Riley, Ahn and Forman, are each subject to an employment agreement that became effective on January 1, 2018 and was amended on April 3, 2019. Additionally, Mr. Young and Mr. Moore are subject to employment agreements which became effective on July 10, 2018 and were amended on April 3, 2019. Each of the employment agreements provides for a severance payment equal to the sum of (1) one times the executive’s base salary as in effect immediately prior to a qualifying termination plus (2) one times the executive’s target bonus for the calendar year in which the qualifying termination occurs, or if no target bonus for such calendar year has been set, the target bonus for the prior year. The employment agreements also provide for reimbursement of a portion of the executive’s COBRA premiums for up to twelve months following a qualifying termination. Qualifying terminations include (i) termination without cause by the Company, (ii) termination due to death or disability and (iii) resignation for good reason. In addition, the employment agreements provide that all outstanding and unvested equity-based awards, including PRSUs, become fully vested upon a change of control.

The Company intends to update employment agreements with each NEO to reflect that annual incentive compensation bonuses will be discretionary as previously approved by the Compensation Committee in July 2021.

The descriptions below provide information about the payments and other benefits to which each of our named executive officers would be entitled upon a certain terminations of employment or in the event of a change in control. The tables below show, for each named executive officer, our estimates of our potential cash payments and other benefits that would have been paid to the NEO assuming that (i) such a termination or change in control was effected as of December 31, 2021, (ii) the target bonus amounts for each NEO equal the target amounts established for fiscal year 2020 as target bonuses were not set in 2021, and (iii) the market value of RSUs and PRSUs that were unvested as of December 31, 2021 was $88.86 per share, which was the closing price of Company common stock on December 31, 2021, the last trading day of the year. The tables below also assume that all salary amounts earned by each NEO through the date of termination or change in control had already been paid. As a result, all amounts in these tables are only estimates, and the actual amounts that would be paid can only be determined at the time of the event triggering the payments.

Payments Due Upon Termination Without Cause, for Death or Disability, or Resignation for Good Reason

Name	Cash Payment(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Benefits(5) ($)	Total ($)
Bryant R. Riley	1,600,000	7,337,437	900,000	817,274	28,309	10,683,020
Thomas J. Kelleher	1,600,000	7,337,437	900,000	817,274	28,309	10,683,020
Phillip J. Ahn	850,000	3,637,840	400,000	395,823	17,643	5,301,306
Kenneth Young	1,100,000	3,877,673	550,000	433,475	28,309	5,989,457
Andrew Moore	1,050,000	3,877,673	500,000	433,475	25,067	5,886,215
Alan N. Forman	825,000	1,565,002	375,000	212,945	—	2,977,947

____________

(1)      In the event of involuntary termination without Cause, for death or disability, or resignation for Good Reason, in accordance with their employment agreements, executives shall receive a severance payment equal to the sum of 1x the executive’s base salary and 1x the executive’s target bonus for the calendar year in which the termination occurs, or if no target bonus for such calendar year was set on or prior to the termination date, the target bonus for the prior year.

(2)      Upon termination without Cause or for death or disability, in accordance with award agreements, unvested time-based RSUs shall vest. The market value is based on the number of RSUs that would vest multiplied by $88.86, which was the closing price of our common stock on December 31, 2021, the last trading day of the year. In the event of resignation for Good Reason, RSUs would not vest and, therefore, numbers in this column would be zero. PRSUs would not vest in the event of any type of termination and are, therefore, not included in this column.

(3)      A prorated portion of the target bonus for the year of termination is payable, or if no target bonus for such calendar year was set on or prior to the termination date, the target bonus for the prior year. It is assumed for purposes of this table that the termination occurred on December 31, 2021 and the full target bonus amount would be due.

(4)      Upon vesting of RSUs, accrued dividend rights, equivalent to dividends declared and paid per share of common stock from August 1, 2019 through December 31, 2021, are paid for RSUs awarded in 2019, 2020 and 2021 in accordance with award agreements. In the case of resignation for Good Reason, RSUs would not vest and, therefore, numbers in this column would be zero.

(5)      According to the terms of their employment agreements, executives shall be reimbursed the difference between the cost of health insurance coverage under COBRA and premiums paid by similarly situated employees for 12 months, or until the executive becomes eligible to receive substantially similar coverage from another employer.

Payments Due Upon Termination With Cause or Resignation Without Good Reason

Name	Cash Payment ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Bryant R. Riley	—	—	900,000	—	—	900,000
Thomas J. Kelleher	—	—	900,000	—	—	900,000
Phillip J. Ahn	—	—	400,000	—	—	400,000
Kenneth Young	—	—	550,000	—	—	550,000
Andrew Moore	—	—	500,000	—	—	500,000
Alan N. Forman	—	—	375,000	—	—	375,000

____________

(1)      In the event an executive is terminated by the Company with Cause or resigns without Good Reason, a prorated portion of the target bonus for the year of termination is payable, or if no target bonus for such calendar year was set on or prior to the termination date, the target bonus for the prior year. It is assumed for purposes of this table that the termination occurred on December 31, 2021 and the full target bonus amount would be due.

Payments Due Upon Change in Control

Name	Cash Payment ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Benefits ($)	Total ($)
Bryant R. Riley	—	33,995,437	—	3,292,274	—	37,287,711
Thomas J. Kelleher	—	33,995,437	—	3,292,274	—	37,287,711
Phillip J. Ahn	—	17,855,440	—	1,673,323	—	19,528,763
Kenneth Young	—	16,318,073	—	1,630,975	—	17,949,047
Andrew Moore	—	18,983,873	—	1,835,975	—	20,819,847
Alan N. Forman	—	5,749,331	—	656,301	—	6,405,632

____________

(1)      In accordance with executive employment agreements and PRSU award agreements, unvested RSUs and PRSUs shall vest upon Change in Control. The market value is based on the number of RSUs and PRSUs that would vest multiplied by $88.86, which was the closing price of our common stock on December 31, 2021, the last trading day of the year.

(2)      Upon RSU and PRSU vesting upon Change in Control, accrued dividend rights, equivalent to dividends declared and paid per share of common stock from August 1, 2019 through December 31, 2021, are paid for RSUs and PRSUs awarded in 2019, 2020 and 2021 in accordance with award agreements.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered and regularly monitors whether our overall employee compensation program creates incentives for employees to take excessive or unreasonable risks that could materially harm our business. Although risk-taking is a necessary part of building any business, the Compensation Committee focuses on aligning our compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to the Company. We believe that several features of our compensation policies for management-level employees appropriately mitigate these risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across our employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of annual total compensation of Mr. Riley and Mr. Kelleher, our Co-CEOs, to that of our median employee. Our median employee earned $129,200 in total compensation for 2021. Based upon the total 2021 compensation reported for Mr. Riley and Mr. Kelleher of $20,006,437 and $19,957,562, respectively, as reported under “Total” in the Summary Compensation Table, our ratio of Co-CEO to median employee pay was 155:1. Our median employee is employed in our B. Riley Advisory Services subsidiary.

Calculation Methodology

To identify our median employee, we identified our total employee population worldwide as of December 28, 2021, excluding our Co-CEOs, in accordance with SEC rules. On December 28, 2021, 91.2% of our employee population was located in the U.S., with 8.5% in India, 0.2% in Israel and 0.1% in Europe.

We collected full-year 2021 actual gross earnings data for the December 28, 2021 employee population, including cash-based compensation and equity-based compensation that was realized in 2021, relying on our internal payroll records. Compensation was annualized on a straight-line basis for non-temporary new hire employees who did not work with our Company for the full calendar year.

Once we determined the median employee, we calculated total compensation for the median employee in the same manner in which we determine the compensation shown for our named executive officers in the Summary Compensation Table, in accordance with SEC rules.

Equity Compensation Plan Information

B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan, the B. Riley Financial, Inc. 2021 Stock Incentive Plan, and 2018 Employee Stock Purchase Plan (“ESPP”)

On May 27, 2021, the 2009 Plan was replaced by the 2021 Plan. Information about the 2009 and 2021 equity compensation plans and the ESPP at December 31, 2021 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders:	3,168,357	(1)	—	3,000,149	(4)
	200,000	(2)	$26.24	—
Total	3,368,357		$26.24	3,000,149

____________

(1)      Includes unvested RSU and PRSU awards granted under the 2009 Plan and the 2021 Plan.

(2)      This amount includes warrants to purchase 200,000 shares of our common stock issued on October 28, 2019 in connection with our acquisition of a majority interest in BR Brand Holdings LLC.

(3)      RSU and PRSU awards listed in column (a) have no associated exercise price. The weighted average exercise price of outstanding BR Brands warrants is $26.24.

(4)      Includes 2,549,432 shares remaining available for future issuance under the 2021 Plan and 450,717 shares remaining available for issuance under our ESPP.

For more information on our equity compensation plans, see Notes 18 and 19 to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2021.

DIRECTOR COMPENSATION

We use cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that members of the Board expend in fulfilling their duties to us, the skill level required of such members and other relevant information. The Compensation Committee and the Board have the primary responsibility for reviewing, considering any revisions to, and approving director compensation. We do not pay our management directors for board service in addition to their regular employee compensation.

Since June 30, 2020, each of our non-employee directors has received annual fees of $75,000 in cash, payable in quarterly instalments, and $75,000 in equity in the form of restricted stock units under the 2021 Plan. Such restricted stock units are subject to vesting and will vest on the earlier of the date of our next annual meeting or June 4, 2022, subject to continued service on the Board through such vesting date. In addition, each of our non-employee directors shall have the right to receive promptly following the vesting date an amount equal to the product of (i) the number of RSUs vested on such date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award. Such vesting is subject to full acceleration in the event of certain change in control transactions for us.

In addition to the foregoing, the chairpersons of the Audit Committee, the Compensation Committee and Corporate Governance Committee receive annual fees of $15,000, $10,000 and $5,000, respectively, and each of our non-employee directors that is a member of the Audit Committee, Compensation Committee and Corporate Governance Committee receives annual fees of $5,000, $2,500 and $2,500, respectively.

From time to time, our non-employee directors may receive additional compensation through equity compensation or otherwise at the discretion of the disinterested directors of the Board for extraordinary service relating to their capacity as members of the Board.

The following table summarizes the total compensation that members of the Board (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2021 for services rendered as members of the Board.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Robert L. Antin	106,498	75,000	181,498
Tammy Brandt(4)	2,446	34,088	36,534
Robert D’Agostino	113,027	75,000	188,027
Renée E. LaBran(5)	32,058	61,055	93,113
Randall E. Paulson	104,970	75,000	179,970
Michael J. Sheldon	102,470	75,000	177,470
Mimi K. Walters	103,441	75,000	178,441
Mikel H. Williams	116,498	75,000	191,498

____________

(1)      Bryant R. Riley, a member of the Board, our Chairman and Co-Chief Executive Officer, and Thomas J. Kelleher, a member of the Board and our Co-Chief Executive Officer are not included in this table because as employees Messrs. Riley and Kelleher received no additional compensation for services as directors for 2021. The compensation received by Messrs. Riley and Kelleher as our employees is shown in the summary compensation table provided above in “Executive Compensation-Summary Compensation Table.”

(2)      The fees paid in cash also include accrued dividend rights paid on RSU awards.

(3)      The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock units granted to the applicable director in 2021 calculated in accordance with FASB ASC 718. We granted 1,074 restricted stock units to Robert Antin, Robert D’Agostino, Randall Paulson, Michael Sheldon, Mikel Williams and Mimi Walters on June 4, 2021, for such directors’ annual stock grant of $75,000 as a non-employee director. The grant date fair value of the restricted stock units was $69.85 per share on June 4, 2021. We granted 898 restricted stock units to Renée E. LaBran on her appointment date of August 11, 2021, for such directors’ annual stock grant of $75,000 as a non-employee director, on a prorated basis from the period from August 11, 2021, to the estimated vest date of June 4, 2022. The grant date fair value of the restricted stock units was $67.99 per share on August 11, 2021. We granted 448 restricted stock units to Tammy Brandt on her appointment date of December 20, 2021 for such directors’ annual stock grant of $75,000 as a non-employee director, on a prorated basis from the period from December 20, 2021 to the estimated vest date of June 4, 2022. The grant date fair value of the restricted stock units was $76.09 per share on December 20, 2021. All awards vest on the earlier of June 4, 2022, or our 2022 annual meeting. In addition, each of our non-employee directors shall have the right to receive promptly following the vesting date an amount equal to the product of (i) the number of RSUs vested on such date, multiplied by (ii) the total dividends declared and paid per share of common stock since the date of award. Vesting for all such awards is subject to full acceleration in the event of certain change in control transactions with respect to us and is contingent upon continued service of the applicable director on the Board through the applicable vesting date. As of December 31, 2021, a total of 7,790 restricted stock units granted to D’Agostino, Antin, Brandt, LaBran, Paulson, Sheldon, Walters and Williams remain outstanding.

(4)      Tammy Brandt was appointed as director effective December 20, 2021.

(5)      Renée E. LaBran was appointed as director effective August 11, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of March 28, 2022, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock (ii) each named executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Name or Group of Beneficial Owners(1)	Shares Beneficially Owned(2)
	Number	Percent
Directors and Named Executive Officers:
Bryant R. Riley(3)	5,765,138	20.8%
Thomas J. Kelleher(4)	736,008	2.6%
Phillip J. Ahn	157,293	*
Kenneth Young	152,954	*
Andrew Moore	205,336	*
Alan N. Forman	89,331	*
Robert L. Antin	214,008	*
Tammy Brandt	448	*
Robert D’Agostino	139,583	*
Renée E. LaBran	1,238	*
Randall E. Paulson	154,417	*
Michael J. Sheldon	33,164	*
Mimi K. Walters	6,775	*
Mikel H. Williams	65,112	*

Executive officers and directors as a group (15 persons):	7,753,045	27.9%

5% Stockholders:
BlackRock, Inc.(5)	2,850,327	10.3%
Daniel Asher and associated persons(6)	2,523,281	9.1%
Neil S. Subin as President and Manager of MILFAM LLC and associated persons(7)	1,819,030	6.5%

____________

*        Represents less than 1%.

(1)      Unless otherwise indicated, the business address of each holder is c/o B. Riley Financial, Inc., 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(2)      Applicable percentage ownership is based on 27,774,628 shares of our common stock outstanding as of March 28, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and is based on voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after March 28, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(3)      Represents 5,401,051 of our common shares beneficially owned by Mr. Riley directly or jointly with his wife; 62,151 of our common shares beneficially owned by Mr. Riley in custodial accounts for his children; and 101,936 of our common shares held of record by the B. Riley and Co., LLC 401(k) Profit Sharing Plan FBO Bryant Riley, which we refer to as the Riley profit sharing plan. Mr. Riley holds 200,000 of our common shares held of record by the Robert Antin Children Irrevocable Trust dtd 1/1/01, which we refer to as the Antin Trust. Mr. Riley serves as the trustee of the Riley profit-sharing plan and the Antin Trust and, as such, has the power to vote or dispose of the securities held of record by each of the Riley profit-sharing plan and the Antin Trust and may be deemed to beneficially own such securities. Mr. Riley pledged as collateral 4,389,553 shares in favor of Axos Bank pursuant to the terms of a Credit Agreement and Pledge Agreement each dated as of March 19, 2019. The business address of each of Mr. Riley, the Riley profit-sharing plan and the Antin Trust is 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(4)      Represents 242,381 of our common shares beneficially owned by Mr. Kelleher, 459,848 of our common shares held of record by Mr. Kelleher and M. Meighan Kelleher as trustees for the Kelleher Family Trust, 24,300 of our common shares held by Mr. Kelleher’s self-directed IRA, Thomas John Kelleher IRA, 5,600 of our common shares held with dispositive power for Mary Meighan Kelleher IRA, 1,293 of our common shares held with dispositive power for Lyndsey Kelleher, 1,293 of our common shares held with dispositive power for Kaitlin Kelleher and 1,293 of our common shares held with dispositive power for Mackenna Kelleher.

(5)      A Schedule 13G/A form filed with the SEC on February 7, 2022, indicates that, as of February 7, 2022, BlackRock, Inc. had sole voting power over 2,793,199 of our common shares, and sole dispositive power over 2,850,327 of our common shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)      An amended Schedule 13D filed with the SEC on February 2, 2022 indicates that, as of January 26, 2022, Daniel Asher had (i) sole voting and dispositive power over 967,481 of our common shares, and (ii) with DJ Fund Investments, LLC and associated persons, shared voting and dispositive power over 1,555,800 of our common shares. The business address of Daniel Asher and associates is: c/o Equitec Group LLC, 111 W. Jackson Blvd., Suite 2000, Chicago, IL 60604.

(7)      A Schedule DEF 14 filed with the SEC on April 12, 2021, indicates that, as of April 12, 2021, Neil S. Subin, who has succeeded to the position of President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Subin also serves as trustee of a number of Miller family trusts had (i) sole voting and dispositive power with respect to 1,819,030 of our common shares as (A) manager of a limited liability company that is the adviser to certain trusts, (B) manager of a limited liability company that is the general partner of a certain limited partnership, (C) manager of a limited liability company, and (D) an individual, and (ii) shared voting and dispositive power with respect to 202,649 of our common shares as (A) an advisor to the trustee of a certain trust, and (B) with respect to shares owned by Mr. Miller’s wife. The business address of Neil S. Subin is 3300 South Dixie Hwy, Suite 1-365, West Palm Beach, FL 33405.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, LLC and the rules of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2021 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by the applicable requirements of the Public Company Accounting Oversight Board, and it has discussed with the Company’s independent public accountants their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Mikel H. Williams Renée E. LaBran Randall E. Paulson

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to B. Riley Financial, Inc., c/o Corporate Secretary, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025 or call Investor Relations at (310) 966-1444. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2023 proxy statement, a stockholder’s proposal must be received by us no later than December 20, 2022, unless the date of our 2023 Annual Meeting of Stockholders is more than 30 days before or after May 24, 2023 (the one-year anniversary date of the Annual Meeting), in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders for our 2023 annual meeting of stockholders, or March 25, 2023 and February 23, 2023, unless the date of the 2023 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2022 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2021 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2021 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Bryant R. Riley
Chairman and Co-Chief Executive Officer

B. RILEY FINANCIAL, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2022 The undersigned hereby appoints Phillip J. Ahn and Bryant R. Riley and each of them as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of B. Riley Financial, Inc. which the undersigned may be entitled to vote at the 2022 Annual Meeting of Stockholders of B. Riley Financial, Inc. to be held on May 24, 2022 at 8:00 a.m. (local time) at The Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, CA 90210 (the “2022 B. Riley Annual Meeting”), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2022 B. Riley Annual Meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 24, 2022: The Proxy Statement and our 2021 Annual Report on Form 10-K are available at: http://www.viewproxy.com/brileyfin/2022.

Please mark your votes like this The Board of Directors recommends a vote “FOR” proposals 2 and 3 and “FOR” the nominees for director listed in Proposal 1. 1. The election as directors of the nominees listed below FOR AGAINST ABSTAIN 01 Bryant R. Riley 02 Thomas J. Kelleher 03 Robert L. Antin 04 Tammy Brandt 05 Robert D’Agostino 06 Renée E. Labran 07 Randall E. Paulson 08 Michael J. Sheldon FOR AGAINST ABSTAIN 09 Mimi K. Walters 10 Mikel H. Williams FOR AGAINST ABSTAIN 2. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year endingDecember 31, 2022. FOR AGAINST ABSTAIN 3. To approve, on an advisory basis, the compensation of our named executive officers. FOR AGAINST ABSTAIN 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2022 B. Riley Annual Meeting. If any other matters are properly brought before the 2022 B. Riley Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors in proposal 1, and FOR each of proposals 2 and 3. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) VIRTUAL CONTROL NUMBER Date _____________________________________________________________Signature __________________________________________________________ Signature __________________________________________________________ (Joint Owners) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/RILY Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.